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                     ATTACHMENT FOR CURRENT FILING OF N-SAR
                                  SUB-ITEM 77B
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                     ATTACHMENT FOR CURRENT FILING OF N-SAR
                                  SUB-ITEM 77B


[PRICEWATERHOUSECOOPERS LLP LETTERHEAD]

                        Report of Independent Accountants


To the Board of Trustees of Manufacturers Investment Trust and Shareholders of the Portfolios Constituting the Manufacturers Investment Trust:


In planning and performing our audits of the financial statements of Internet Technologies, Pacific Rim Emerging Markets, Telecommunications, Science & Technology, International Small Cap, Health Sciences, Aggressive Growth, Emerging Small Company, Small Company Blend, Dynamic Growth, Mid Cap Growth, Mid Cap Opportunities, Mid Cap Stock, All Cap Growth, Financial Services, Overseas, International Stock, International Value, Capital Appreciation, Strategic Opportunities (formerly Mid Cap Blend), Quantitative Mid Cap, Global Equity, Strategic Growth, Growth, Large Cap Growth, All Cap Value, Capital Opportunities, Quantitative Equity, Blue Chip Growth, Utilities, Real Estate Securities, Small Company Value, Mid Cap Value, Value, Equity Index, Tactical Allocation, Fundamental Value, Growth & Income, U.S. Large Cap Value, Equity-Income, Income & Value, Balanced, High Yield, Strategic Bond, Global Bond, Total Return, Investment Quality Bond, Diversified Bond, U.S. Government Securities, Money Market, Small Cap Index, International Index, Mid Cap Index, Total Stock Market Index, 500 Index, Lifestyle Aggressive 1000, Lifestyle Growth 820, Lifestyle Balanced 640, Lifestyle Moderate 460, and Lifestyle Conservative 280 (60 of the 67 funds comprising Manufacturers Investment Trust, hereafter referred to as the "Trust") for the year ended December 31, 2001, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2001.

This report is intended solely for the information and use of the Board of Trustees, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

Baltimore, Maryland
February 20, 2002
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                        Report of Independent Accountants


To the Board of Trustees of Manufacturers Investment Trust and Shareholders of the Portfolios Constituting the Manufacturers Investment Trust:


In planning and performing our audits of the financial statements of Small-Mid Cap Growth, Small-Mid Cap, International Equity Select, Select Growth, Global Equity Select, Real Estate Securities, Core Value, High Grade Bond, Money Market, Small Cap Index, International Index, Mid Cap Index, Total Stock Market Index, and 500 Index (14 of the 67 funds comprising Manufacturers Investment Trust, hereafter referred to as the "Trust") for the year ended December 31, 2001, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2001.

This report is intended solely for the information and use of the Board of Trustees, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

Baltimore, Maryland
February 20, 2002